2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

April 12, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated April 12, 2013, of Silver Horn Mining Ltd., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants
f/k/a Drake & Klein CPAs
Clearwater Florida